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                                                           EXHIBIT 10.4


                             EMPLOYMENT AGREEMENT
                             --------------------


        EMPLOYMENT AGREEMENT (this "Agreement") dated as of July 30, 1997 between True North Communications Inc., a Delaware corporation (the "Company"), and Bruce Mason (the "Executive").

        WHEREAS, the Company is a global communications holding company which owns companies engaged in the advertising agency business, the multimedia production business, the business of planning and buying of media time and space and related businesses.

        WHEREAS, the Executive currently serves as Chairman and Chief Executive Officer of the Company pursuant to an Employment Agreement dated as of July 17, 1996 (the "Existing Employment Agreement").

        WHEREAS, pursuant to the Existing Employment Agreement, the Executive currently has the right to terminate the Full-Time Employment Period thereunder and to receive compensation and benefits until December 31, 1999 and thereafter under the Company's Directors Part-Time Employment Agreement.

        WHEREAS, the Company desires that the Executive continue to serve as the Chief Executive Officer of the Company.

        WHEREAS, the Company and the Executive desire to replace the Existing Employment Agreement (insofar as it relates to periods from and after the Effective Date as hereinafter defined) with this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

        1. Employment. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of full-time employment of the Executive by the Company pursuant to this Agreement (the "Full-Time Employment Period") shall commence on the Effective Date and, unless extended by mutual agreement of the Company and the Executive or earlier terminated pursuant to Section 4, shall end fifteen months thereafter.


        2.      Position and Duties; Responsibilities.

        (a) Position and Duties. The Company shall employ the Executive during the Full-Time Employment Period as its principal executive officer, with the title of Chief Executive Officer. During the Full-Time Employment Period, the Executive shall perform faithfully and loyally and to the best of his abilities the duties assigned to him hereunder, shall devote his full business time, attention and effort to the affairs of the Company and shall use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may engage in charitable, civic or community activities and, with the prior approval of the Board of Directors of the Company (the "Board"), may serve as a director of any business corporation, provided that such activities or service do not violate the terms of any of the covenants contained in Section 10 or Section 11.

        (b) Responsibilities. The Executive shall report directly to the Board. Subject to the powers, authority and responsibilities vested in the Board and in duly constituted committees of the Board, the Executive shall have all the authority and responsibility of the principal executive officer of a corporation, including without limitation authority and responsibility for the formulation and execution of the corporate policy of the Company. Accordingly, the chief executive of each company owned by the Company that is engaged in the global advertising agency business shall report directly to the Executive. The Executive shall also perform such other duties (not inconsistent with the position of principal executive officer) on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the Board and as are customarily exercisable by a chief executive officer. Notwithstanding any other provision of this Agreement, the Executive shall be permitted to express to the Board and to the stockholders of the Company his views on any matter presented to, considered by or raised by the Board or such stockholders.

        3.      Compensation.

        (a) Salary, VIC and DVIC. With respect to the Full-Time Employment Period, the Company shall pay to the Executive a salary at the annual rate of $600,000 and variable incentive compensation ("VIC") and deferred variable incentive compensation ("DVIC") in accordance with the Company's Performance Program, provided that the aggregate amount of such salary, VIC and DVIC for the remainder of calendar year 1997 and for each subsequent calendar year or portion thereof during the Full-Time Employment Period shall be not less than the greater of (i) the amount for such period based on an annual rate of not less than $1,350,000 and (ii) the aggregate
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amount of salary and bonus for such period paid to the President of the
Company (such greater amount, annualized if for a period of less than a full calendar year, being referred to as the "Calendar Year Minimum Compensation") and that any payment required to be made by this proviso shall be deemed to be VIC.

        (b) Stock Options. During the Full-Time Employment Period, the Executive shall be entitled to receive variable incentive stock options in accordance with the Company's variable incentive stock option program, and in any event shall be entitled to receive variable incentive stock options at least equivalent to options received by the Company's President. In addition, the Company covenants that the Compensation Committee shall take such actions as may be necessary, including approval of stock option agreements with respect to the future grant of stock options to the Executive, so that upon the termination of the Full-Time Employment Period all of the stock options theretofore granted to the Executive by the Company then held by the Executive shall be fully exercisable until the end of the term thereof. The Company assumes no responsibility for any liability of the Executive under Section 16 of the Securities Exchange Act of 1934 relating in any manner, directly or indirectly, to the amendment of such stock options.

        (c) Other Benefits. During the Full-Time Employment Period, the Executive shall be entitled to participate in the Company's employee benefit plans generally available to senior executives of the Company, including group health, life, short-term disability, long-term disability, pension, profit sharing, profit-sharing integration, stock purchase, stock purchase integration and nonqualified deferred compensation and retirement plans and the plans or programs for the allowance for or the reimbursement of automobile expenses, financial planning expenses and club dues and any other plans of general application to employees on the date hereof and such plans and programs adopted hereafter for the benefit of senior executives of the Company (all such benefits being hereinafter referred to as the "Employee Benefits"), in the case of plans or programs in effect on the date hereof on terms no less favorable than their terms on the date hereof; provided that all retirement benefits shall be based upon plans in effect on the date hereof, subject to modifications of general application to all employees. The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for senior executives and to receive all other fringe benefits as are from time to time made generally available to senior executives of the Company.

        (d) Expense Reimbursement. During the Full-Time Employment Period, the Company shall reimburse the Executive for all
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proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures.

        4.      Termination of Full-Time Employment Period;
Suspension.

        (a) Termination. The Full-Time Employment Period shall be terminated upon the first to occur of (i) the expiration thereof pursuant to
Section 1,(ii) termination by the Company at any time without Cause (as such term is defined in Section 4(b)) upon written notice given to the Executive at least 30 days prior to such termination, (iii) termination by the Company at any time for Cause upon written notice given to the Executive at least 10 days prior to such termination, (iv) termination by the Company on account of the Executive's having become unable (as determined by the Board in good faith and certified by a physician chosen by the Company and acceptable to the Executive) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six consecutive months ("Termination for Disability"), or (v) the Executive's death. Upon termination of the Full-Time Employment Period, the Executive shall automatically and without further action on his part be deemed to have resigned from all offices and directorships with the Company and its subsidiaries and affiliates.

        (b) Definition of Cause. For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony, (ii) the commission of any act which involves both dishonesty with respect to the Company or any of its subsidiaries and moral turpitude and causes the Company to be viewed in a materially unfavorable light by its customers, employees or investors, (iii) material willful misconduct with respect to the Company or any of its subsidiaries, provided that if it reasonably could be concluded that such alleged material willful misconduct did not occur or was not material or willful or misconduct and if such alleged material willful misconduct is curable, the Executive shall have 30 days following written notice thereof to the Executive to cure such alleged material willful misconduct unless the Company, in its good faith judgment, determines that such cure period must be shorter to avoid harm to the Company, in which case such cure period shall be such lesser number of days as shall be determined in good faith by the Company and set forth in such written notice to the Executive, commencing upon such written notice to the Executive, or (iv) breach of any provision of Section 10, 11 or 12.


        (c) Suspension. If the Company shall determine that the Executive has committed any act or acts which constitute Cause and shall notify the Executive thereof in writing and if the Executive shall deny that he committed such act or acts or that such act or acts constitute Cause and shall notify the Company of such denial in writing within seven days following the Company's written notice to the Executive, the Board may, in its sole and absolute discretion, suspend the Executive with full compensation and benefits during the pendency of any investigation or arbitration with respect thereto.

        5.      Consequences of Termination of Full-Time Employment
Period.

        (a) Expiration or Termination Without Cause. If the Full-Time Employment Period terminates for a reason set forth in clause (i) or (ii) of
Section 4(a), the commencement of the Company's Directors Part-Time Employment Agreement shall be deferred until the end of the Initial Part-Time Employment Period (as such term is defined in Section 6(a)) or until the end of the Vested Period (as such term is defined in Section 5(a)(iv)), respectively, and in lieu of any severance amounts which otherwise would be payable to the
Executive:

                (i) the Executive shall be entitled to receive (A) all salary payable with respect to the period through the date of such termination, (B) unpaid VIC and DVIC for the prior calendar year, (C) VIC and DVIC for the then current calendar year, prorated through the date of such termination based on actual results of operations for such full calendar year and (D) reimbursement of expenses incurred through the date of such termination; provided, that in determining the aggregate amount of the salary payable pursuant to clause (A) of this Section 5(a)(i) and the VIC and DVIC payable pursuant to clause
        (C) of this Section 5(a)(i), the Calendar Year Minimum Compensation shall be prorated through the date of such termination;

               (ii) each stock option theretofore granted to the Executive by the Company then held by the Executive shall, on the date of such termination, be exercisable for the full term of such option in accordance with the applicable stock option agreement in effect at the time of such termination (giving effect to this provision);

              (iii) if the Full-Time Employment Period terminates for a reason set forth in clause (i) of Section 4(a), the Executive shall become a part-time employee of the Company entitled to the compensation and benefits payable during the Initial Part-Time Employment Period in accordance with Section 6(c); and

               (iv) if the Full-Time Employment Period terminates for a reason set forth in clause (ii) of Section 4(a), (A) during the period of two and one-half years following the termination of the Full-Time Employment Period (the "Vested Period"), the Executive (or, in the event of his disability, his legal representative, as applicable) shall receive the compensation and benefits described in Section 6(c)(i) and Section 6(c)(ii) as if the Vested Period were the Initial Part-Time Employment Period and such Initial Part-Time Employment Period could neither be terminated early nor suspended and (B) following the Vested Period, the Executive shall be entitled to the compensation and benefits set forth in the Company's Directors Part-Time Employment Agreement upon the terms set forth therein on the date hereof, but with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation (as defined in such Agreement) regardless of actual service, and payments thereunder shall be made for the period commencing on the day following the expiration of the Vested Period. In the event of the Executive's death during the Vested Period, his executor shall be entitled to the compensation set forth in clause (A) of the previous sentence until the expiration of the Vested Period and the Executive's spouse shall be entitled to the continuation of medical insurance coverage on the same basis as theretofore provided to the Executive until the expiration of the Vested Period and following the Vested Period the compensation and benefits set forth in the Company's Directors Part-Time Employment Agreement shall become payable upon the terms set forth therein on the date hereof, but with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation (as defined in such Agreement) regardless of actual service, and payments thereunder shall be made for the period commencing on the day following the expiration of the Vested Period.


        (b) Termination for Cause. If the Full-Time Employment Period terminates for any reason set forth in clause (iii) of Section 4(a), the Executive shall be entitled to receive (i) all salary payable with respect to the period through the date of such termination, (ii) unpaid VIC and DVIC for the prior calendar year, (iii) VIC and DVIC for the then current calendar year, prorated through the date of such termination based on actual results of operations for such full calendar year, (iv) reimbursement of expenses incurred through the date of such termination and (v) any other benefits accrued through the date of such termination; provided that in determining the aggregate amount of the salary payable pursuant to clause (i) of this Section 5(b) and the VIC and DVIC payable pursuant to clause (iii) of this Section 5(b), the Calendar Year Minimum Compensation shall be prorated through the date of such termination. In addition, (A) during the Vested Period, the Executive (or, in the event of his disability, his legal representative, as applicable) shall receive the compensation and benefits described in Section 6(c)(i) and Section 6(c)(ii) as if the Vested Period were the Initial Part-Time Employment Period and such Initial Part-Time Employment Period could neither be terminated early nor suspended and (B) following the Vested Period, unless the Cause that gave rise to such termination would have permitted the Company to terminate the Initial Part-Time Employment Period had it occurred during the Initial Part-Time Employment Period, the Executive shall be entitled to the compensation and benefits set forth in the Company's Directors Part-Time Employment Agreement upon the terms set forth therein on the date hereof, but as if such termination had been without cause and with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation (as defined in such Agreement) regardless of actual service, and payments thereunder shall be made for the period commencing on the day following the expiration of the Vested Period. In the event of the Executive's death during the Vested Period, his executor shall be entitled to the compensation set forth in clause
(A) of the previous sentence until the expiration of the Vested Period and the Executive's spouse shall be entitled to the continuation of medical insurance coverage on the same basis as theretofore provided to the Executive until the expiration of the Vested Period and following the Vested Period, unless the Cause that gave rise to the termination of the Full-Time Employment Period would have permitted the Company to terminate the Initial Part-Time Employment Period had it occurred during the Initial Part-Time Employment Period, the compensation and benefits set forth in the Company's Directors Part-Time Employment Agreement shall become payable upon the terms set forth therein on the date hereof, but as if the termination of the Full-Time Employment Period had been without cause and with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation (as defined in such Agreement) regardless of actual service, and payments thereunder shall be made for the period commencing on the day following the expiration of the Vested Period. Except as provided above in this Section 6(b), the Executive shall not be entitled to any compensation or benefits under the Company's Directors Part-Time Employment Agreement or any other severance payments.

        (c) Disability or Death. If the Full-Time Employment Period terminates for a reason set forth in clause (iv) or (v) of Section 4(a), commencement of the Company's Directors Part-Time Employment Agreement shall be deferred until the end of the Vested Period and in lieu of any severance amounts which otherwise would be payable to the Executive the Executive or his executor, administrator or other legal representative, as the case may be, shall be entitled to the payments and benefits set forth in Section 5(a)(i) and Section 5(a)(ii) and during the Vested Period the Executive or his executor, administrator or other legal representative, as the case may be, shall be entitled to the compensation set forth in Section 6(c)(i), and (A) in the case of Termination for Disability, the Executive shall be entitled to the benefits set forth in Section 6(c)(ii) (and in the event the Executive dies prior to the end of the Vested Period, the Executive's spouse shall be entitled to the continuation of medical insurance coverage on the same basis as theretofore provided to the Executive until the end of the Vested Period) or (B) in the case of termination on account of the Executive's death, the Executive's spouse shall be entitled to the continuation of medical insurance coverage on the same basis as theretofore provided to the Executive until the end of the Vested Period and, in either case, the compensation and benefits set forth in the Company's Directors Part-Time Employment Agreement shall become payable upon the terms set forth therein on the date hereof, but with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation (as defined in such Agreement) regardless of actual service, for the period commencing on the day following the expiration of the Vested Period.

        6.      Initial Part-Time Employment Period.

        (a) Commencement. If the Full-Time Employment Period terminates for a reason set forth in clause (i) of Section 4(a), the Executive shall become a part-time employee of the Company for the period commencing upon termination of the Full-Time Employment Period and ending on August 31, 2001 (the "Initial Part-Time Employment Period").


        (b) Position and Duties. During the Initial Part-Time Employment Period the Executive shall be a part-time employee of the Company and shall make himself available, upon reasonable notice (reasonableness to include, but not be limited to, a good faith effort to accommodate the schedules and time needs of the parties), to perform services for the Company which (i) shall be related to such projects and matters as the Board or the Chief Executive Officer of the Company may designate from time to time, (ii) are commensurate with the Executive's years of experience and level of skill and (iii) are similar to the services rendered by the Executive prior to the termination of the Full-Time Employment Period, including, but not limited to, the duties set forth in Section 12. The Executive shall not be required to devote more than 10 days during any calendar quarter to the performance of such services.

        (c) Compensation. As compensation for the services to be performed by the Executive during the Initial Part-Time Employment Period, the Executive shall receive the following compensation and benefits in accordance with the Company's normal payroll policies:

                (i) cash compensation shall be paid to the Executive during the Initial Part-Time Employment Period at the rate of $1,350,000 per year;

               (ii) the Employee Benefits shall continue to be paid to the Executive during the Initial Part-Time Employment Period, in the case of Employee Benefits in effect on the date hereof on terms no less favorable than their terms on the date hereof; provided that coverage for the Executive under the Company's long-term disability insurance plan shall cease upon termination of the Full-Time Employment Period; provided further that all retirement benefits shall be based upon plans in effect on the date hereof, subject to modifications of general application to all employees; and provided further that for the year in which the Full-Time Employment Period terminates contributions shall be made to a supplemental retirement plan for the benefit of the Executive in an amount which, together with any contributions made for such year for the benefit of the Executive under the Company's Profit Sharing Retirement Plan, Profit Sharing Integration Plan, Stock Purchase Plan and Stock Purchase Integration Plan, is equal to the contributions which would have been made for such year for the benefit of the Executive under such plans based upon compensation received by the Executive during such year notwithstanding the hours of service conditions of such plans; and

              (iii) the Company shall reimburse the Executive in accordance with the Company's policies and procedures for all proper expenses incurred by him in the performance of his duties during the Initial Part-Time Employment Period.

        7.      Termination of Initial Part-Time Employment Period;
Suspension.

        (a) Termination. The Initial Part-Time Employment Period shall be terminated on the first to occur, after the termination of the Full-Time Employment Period, of (i) August 31, 2001, (ii) termination thereof by the Company at any time for Cause upon written notice given to the Executive at least 10 days prior to such termination, (iii) Termination for Disability or
(iv) the Executive's death.

        (b) Suspension. If the Company shall determine that the Executive has committed any act or acts which constitute Cause and shall notify the Executive thereof in writing and if the Executive shall deny that he committed such act or acts or that such act or acts constitute Cause and shall notify the Company of such denial in writing within seven days following the Company's written notice to the Executive, the Board may, in its sole and absolute discretion, suspend the Executive with full compensation and benefits during the pendency of any investigation or arbitration with respect thereto.

        8.      Consequences of Termination of Initial Part-Time Employment
Period.

        (a) Expiration. If the Initial Part-Time Employment Period terminates on August 31, 2001, in lieu of any severance amounts which otherwise would be payable to the Executive, the Executive shall thereafter be entitled to the compensation and benefits set forth in the Company's Directors Part-Time Employment Agreement upon the terms set forth therein on the date hereof, but with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation (as defined in such Agreement) regardless of actual service, and payments thereunder shall be made for the period commencing on September 1, 2001.

        (b) Termination for Cause. If the Initial Part-Time Employment Period is terminated by the Company for Cause, during the remainder of the Vested Period the Executive (or, in the event of his disability, his legal representative, as applicable) shall receive the compensation and benefits described in Section 6(c)(i) and Section 6(c)(ii) as if the Initial Part-Time Employment Period had not been terminated, but the Executive shall not be entitled to any compensation or benefits under the Company's Directors Part-Time Employment Agreement or any other severance payments. In the event of the Executive's death during the Vested Period, his executor shall be entitled to such compensation until the expiration of the Vested Period and the Executive's spouse shall be entitled to the continuation of medical insurance coverage on the same basis as theretofore provided to the Executive until the end of the Vested Period.

        (c) Disability or Death. If the Initial Part-Time Employment Period terminates as a result of a Termination for Disability or the Executive's death, in lieu of any severance amounts which otherwise would be payable to the Executive, the Executive or his executor, administrator or other legal representative, as the case may be, shall be entitled to the compensation set forth in Section 6(c)(i) until August 31, 2001 and (i) in the case of Termination for Disability, the Executive shall be entitled to the benefits set forth in Section 6(c)(ii) until August 31, 2001 (and, in the event the Executive dies prior to August 31, 2001, the Executive's spouse shall be entitled to the continuation of medical insurance coverage on the same basis as theretofore provided to the Executive until August 31, 2001) or
(ii) in the case of termination on account of the Executive's death, the Executive's spouse shall be entitled to the continuation of medical insurance coverage on the same basis as theretofore provided to the Executive until August 31, 2001 and, in either case, the compensation and benefits set forth in the Company's Directors Part-Time Employment Agreement shall become payable upon the terms set forth therein on the date hereof, but with all age and service requirements deemed to have been satisfied and with the benefit calculated at 45% of final average annual compensation (as defined in such Agreement) regardless of actual service, for the period commencing on September 1, 2001.

        9. Federal and State Withholding. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security taxes.

        10. Noncompetition; Nonsolicitation. (a) The Executive acknowledges that in the course of his employment with the Company pursuant to this Agreement he will become familiar, and during the course of his employment with the Company or any of its subsidiaries prior to the date of this Agreement he has become familiar, with trade secrets and customer lists of, and other confidential information concerning, the Company and its subsidiaries, affiliates and clients and that his services have been and will be of special, unique and extraordinary value to the Company.

        (b) The Executive agrees that during the Full-Time Employment Period and for a period of five years thereafter (the "Noncompetition Period") he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business being conducted by the Company or any of its subsidiaries as of the termination of the Full-Time Employment Period in any geographic area in which the Company or any of its subsidiaries is then conducting such business. Within seven days following the termination of the Full-Time Employment Period, the Company shall deliver to the Executive a written description of the businesses being conducted by the Company and its subsidiaries as of the date of such termination and the respective geographic areas in which such businesses are then being conducted; provided, however, that if the Company shall fail to deliver such written description within such seven-day period, the Executive may deliver to the Company a written demand therefor and the Company shall have seven days following the delivery of such written demand to deliver such written description to the Executive. The Executive shall have no liability for any breach of the covenant contained in this Section 10(b) which may occur during the period commencing on the termination of the Full-Time Employment Period and ending on the date of the delivery of such written description to the Executive, provided that the Executive shall have attempted in good faith to comply with such covenant during such period. Notwithstanding the foregoing, subsequent to the termination of the Full-Time Employment Period the Executive may engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business activity which is competitive with a business activity being conducted by the Company or any of its subsidiaries at the time of termination of the Full-Time Employment Period only if, at least 60 days prior to the commencement of such competitive activity, the Executive delivers to the Company a written release, in form and substance satisfactory to the Company, releasing the Company from all further obligations to the Executive pursuant to this Agreement, pursuant to the Company's Directors Part-Time Employment Agreement, pursuant to any other agreement or arrangement with the Company or any subsidiary of the Company or otherwise, other than the right of the Executive to receive benefits under any retirement plan of the Company; and provided further, that nothing contained in this Section 10(b) shall release or otherwise affect the obligations of the Executive contained in Section 11 of this Agreement.


        (c) The Executive further agrees that during the Non-competition Period he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries or affiliates to terminate or abandon his or her employment for any purpose whatsoever, or (ii) in connection with any business to which Section 10(b) applies, call on, service, solicit or otherwise do business with any client of the Company or any of its subsidiaries; provided, however, that the restriction contained in clause (i) of this Section 10(c) shall not apply to, or interfere with, the proper performance by the Executive of his duties pursuant to Section 2 of this Agreement.

        (d) Nothing in this Section 10 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent of the outstanding stock of any class of a corporation so long as the Executive has no active participation in the business of such corporation.

        (e) If, at any time of enforcement of this Section 10, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

        11. Confidentiality. The Executive shall not, at any time during the Full-Time Employment Period, the Initial Part-Time Employment Period, the duration of the Company's Directors Part-Time Employment Agreement or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries, affiliates or clients or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries, affiliates or clients not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries or affiliates, in each case that the Executive obtained as a result of his employment by the Company or any of its subsidiaries ("Confidential Information"), except to the extent that such Confidential Information (a) is used by the Executive during the Full-Time Employment Period in the proper performance of his duties pursuant to this Agreement, (b) is disclosed by the Executive to his legal counsel in connection with legal services performed by such counsel for the Executive, provided that such disclosure is made on a confidential basis, (c) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of the Executive outside the proper performance of his duties pursuant to this Agreement, or (d) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency. Promptly following the termination of the

Full-Time Employment Period, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which he may then possess or have under his control (together with all copies thereof); provided, however, that the Executive may retain copies of such documents as are necessary for the preparation of his federal or state income tax returns; and provided further that if the Company believes that not all Confidential Information which the Executive may then possess or have under his control has been surrendered to the Company, the Company shall request with specificity the Confidential Information to be surrendered by the Executive. The Executive shall have a reasonable period of time following such request to surrender such Confidential Information which in no event shall be less than 15 or more than 30 days following such request and, if the Executive makes a good faith effort to comply with such request, his failure to surrender any Confidential Information shall not constitute Cause for purposes of Section 4(b)(iv) hereof.


        12. Nondisparagement; Cooperation. (a) The Executive shall not, at any time during the Full-Time Employment Period, the Initial Part-Time Employment Period or the duration of the Company's Directors Part-Time Employment Agreement or thereafter, make any statement, publicly or privately, which would disparage the Company, its business or any director or officer of the Company or would have a deleterious effect upon the interests of the Company's business or its stockholders; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company by the Executive in the course of carrying out his duties pursuant to this Agreement or (ii) private statements made to persons other than clients or competitors of the Company or any of its subsidiaries or its affiliates (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon the Company; and provided further that nothing contained in this Section 12(a) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith which is required by law, regulation or order of any court or regulatory commission, department or agency. During the Full-Time Employment Period, the Initial Part-Time Employment Period and the duration of the Company's Directors Part-Time Employment Agreement and upon reasonable notice and at the expense of the Company, the Executive shall take such actions as the Company shall reasonably request (reasonableness to include, but not be limited to, a good faith effort to accommodate the schedules and time needs of the parties) in furtherance of the client relationships of the Company and its subsidiaries. Upon the termination of the Full-Time Employment Period, the Executive shall urge the clients of the

Company and its subsidiaries to maintain their relationships with the Company and its subsidiaries, which action, together with any other actions required under this Agreement, shall not require the Executive to perform services (i) during the Initial Part-Time Employment Period in excess of the limit of 10 days of service during any calendar quarter set forth in Section 6(b) or (ii) during the duration of the Company's Directors Part-Time Employment Agreement in excess of 10 days during any calendar quarter.

        (b) The Company shall not, at any time during the Full-Time Employment Period, the Initial Part-Time Employment Period or the duration of the Company's Directors Part-Time Employment Agreement or thereafter, authorize any person to make or allow, nor shall the Company condone the making of, any statement, publicly or privately, which would disparage the Executive; provided, however, that the Company shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company or (ii) private statements made to persons other than clients or competitors of the Company or any of its subsidiaries or affiliates (or their representatives) or members of the press or the financial community that do not have a materially adverse effect upon the Executive; and provided further that nothing contained in this
Section 12(b) shall preclude any officer, director, employee, agent or other representative of the Company from making any statement in good faith which is required by any law, regulation or order of any court or regulatory commission, department or agency.

        13. Enforcement. The parties hereto agree that the Company would be damaged irreparably in the event that any provision of section 10, 11, or 12 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its suc-cessors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of the courts of the State of Illinois in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

        14. Survival. Sections 10, 11, 12 and 13 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Full-Time Employment Period, the Initial Part-Time Employment Period or the duration of the Company's Directors Part-Time Employment Agreement.

        15. Arbitration; Certain Costs. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The Company shall reimburse the Executive, upon demand, for all costs and expenses (including without limitation attorneys' fees) reasonably incurred by the Executive in good faith in connection with this arbitration provision, including without limitation in connection with any such application undertaken by the Executive in good faith, as well as for all such costs and expenses reasonably incurred by the Executive in connection with entering and/or enforcing the award rendered by the arbitrator. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

        16. Expenses of this Agreement. The Company shall pay the Executive's legal fees and expenses incurred in connection with this Agreement, in an amount not to exceed $30,000, promptly upon submission to the Company of a detailed statement therefor, subject to approval of the Company's General Counsel.

        17. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following addresses of the other party hereto and his or its counsel (or such other address for such party or his or its counsel as shall be specified by notice given pursuant to this Section 17) or (b) sent by facsimile to the following facsimile numbers of the other party hereto and his or its counsel (or such other facsimile number for such party or his or its counsel as shall be specified by notice given pursuant to this Section
17), with the confirmatory copy delivered by overnight courier to the addresses of such party and his or its counsel pursuant to this Section 17:

        (a)     if to the Company, to:

                Chief Human Resources Officer
                True North Communications Inc.
                101 East Erie Street
                Chicago, Illinois  60611-2897
                Facsimile No.:  312-425-6350

                with a copy to:

                Thomas A. Cole
                Sidley & Austin
                One First National Plaza
                Chicago, Illinois  60603
                Facsimile No.:  312-853-7036

        (b)     if to the Executive, to:

                Bruce Mason
                618 Dock Drive
                Barrington, Illinois  60010
                Facsimile No.:  847-381-8416

                with a copy to:

                Melvin S. Adess
                Kirkland & Ellis
                200 East Randolph Drive
                Chicago, Illinois  60601
                Facsimile No.: 312-861-2200


        18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        19. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understanding, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof; it being understood that this Agreement relates to the terms of the Executive's employment from and after the Effective Date and nothing herein supersedes or preempts the Existing Employment Agreement insofar as it applies to periods prior to the Effective Date.

        20. Merger. The Company, a subsidiary of the Company and Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("Bozell") are parties to an Agreement and Plan of Merger dated as of July 30, 1997 pursuant to which Bozell will become a wholly-owned subsidiary of the Company (such transaction being hereinafter referred to as the "Merger"). Provided the Merger is consummated prior to the close of business on December 31, 1997, the "Effective Date" shall be December 1, 1997. In the event the Merger is not so consummated, this Agreement shall be of no force or effect.

        21. Successors and Assigns. This Agreement shall be enforceable by the Executive and his heirs, executors, administrators and legal representatives, and by the Company and its successors and permitted assigns. Any successor of the Company shall assume the liabilities of the Company hereunder. This Agreement shall not be assigned by the Company other than to a successor pursuant to a merger, consolidation or transfer of all or substantially all of the capital stock or assets of the Company. The Executive's rights pursuant to this Agreement shall continue notwithstanding any change in control (as defined in the Directors Part-Time Employment Agreement).

        22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

        23. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

        24. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        TRUE NORTH COMMUNICATIONS INC.

                                        By: /s/ Stephen T. Vehslage
                                           -------------------------------
                                             Stephen T. Vehslage
                                             Chairman of the Compensation
                                             Committee of the Board of
                                             Directors


                                            /s/ Richard P. Mayer
                                           -------------------------------
                                             Richard P. Mayer
                                             a Member of the Compensation
                                             Committee of the Board of
                                             Directors


                                            /s/ Bruce Mason
                                           -------------------------------
                                             Bruce Mason